SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2004

Commission File No. 1-9158

MAI SYSTEMS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	22-2554549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26110 Enterprise Way

Lake Forest, California

92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (949) 598-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Sales of Unregistered Securities.

(a)                                  MAI Systems Corporation (“MAI” or the “Company”) sold 43,172,110 shares of its common stock on October 1, 2004.  The consideration for sale of the shares was as follows:

(c)	Number of Shares	Description of Consideration	Offering Price

	10,000,000	Cash of $1,000,000	$.10 per share
	33,172,110	Conversion of debt and accrued interest of $3,317,211	$.10 per share

(d)                                 The exemptions relied upon are Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the “Act”) and Regulation D, Rule 506, promulgated under the Act.

(e)                                  The terms of conversion involved long term secured debt of $3,317,211 that was converted into 33,172,110 shares based upon a per share conversion price of $.10 per share.

Item 5.01 Change in Control.

(a)(1) and (2)                            CSA Private Limited (“CSA”) was the holder of 2,433,333 shares of the Company’s common stock and approximately $3.7 million of Company indebtedness. CSA had no relationship with MAI other than as subordinated lender and shareholder. On April 9, 2004, an investor group, consisting of certain members of senior management (Richard S. Ressler, W. Brian Kretzmer and James W. Dolan) and the Company’s principal lender, Canyon Capital Advisors, LLC (“Investor Group”), acquired CSA’s equity position and approximately $3.2 million of the aforementioned Company indebtedness from CSA for a total purchase price of $1,000,000.

(a)(3)                    The basis of control is the total ownership by the Investor Group of approximately 83.4% of the Company’s 57,847,862 issued and outstanding common stock.

(a)(4)                    The consideration paid by the Investor Group was $1,000,000 in cash and conversion of indebtedness of $3,317,211.

(a)(5)                    The source of funds for the Investor Group’s participation in the Management Equity/Conversion Transaction was personal funds.

(a)(6)                    The principal largest shareholders prior to consummation of the Management Conversion/Equity Transaction were comprised of the Investor Group which owned approximately 35% of the Company’s issued and outstanding shares of common stock in the aggregate.  The balance of the shares of about 65% were owned primarily by the Company’s public shareholders.  As a result of the consummation of the Management Conversion/Equity Transaction, the Investor Group’s total percentage ownership increased to approximately 83.4%.

(a)(7)                    There are no existing voting agreements between members of the prior and current control groups, as to matters involving election of directors, or other matters.

(b)                                 Not applicable.

Item 5.03 Amendment to Amended and Restated Certificate of Incorporation.

(a)(1) and (2)  Articles 4 and 5 of the Company’s Amended and Restated Certificate of Incorporation have been amended to provide for an increase in the number of authorized capital shares to 100,000,000 and for an increase in the number of authorized common shares to 99,000,000.

Item 9.01.  Financial Statements or Exhibits.

(d) Exhibits Furnished.

99.1.                        Press Release

99.2.                        Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAI SYSTEMS CORPORATION
(Registrant)

Date: October 1, 2004	/s/W. Brian Kretzmer
W. Brian Kretzmer
Chief Executive Officer and President
(Chief Executive Officer)

Exhibits

99.1.	Press Release
99.2.	Amended and Restated Certificate of Incorporation